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                                                                    EXHIBIT 10.3

                             SECURED PROMISSORY NOTE

$175,015                                                          July 22, 2002


         FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of Dayton Superior Corporation, an Ohio corporation (the "Company"), at its office located at 7777 Washington Village Drive, Suite 130, Dayton, Ohio 45459 in lawful money of the United States, ONE HUNDRED AND SEVENTY FIVE THOUSAND FIFTEEN DOLLARS ($175,015) plus interest at the rate of 5.69 % per annum (which 5.69% per annum is equal to the annual long term applicable federal rate for the calendar month of July, 2002 as published by the Internal Revenue Service in Revenue Ruling 2002-40), compounded annually on the balance outstanding from the date hereof.

         Except as otherwise provided herein or in the Repayment and Stock Pledge Agreement between the Company and the undersigned dated the date hereof (the "Pledge Agreement"), payments of principal and interest hereunder shall be due as set forth in this Note. All accrued and unpaid interest and outstanding principal on this Note shall be paid in full on December 31, 2011. The undersigned shall have the right to prepay this Note, in whole or in part, at any time without notice and without penalty. Notwithstanding anything to the contrary herein, this Note shall be pre-paid, in whole or in part and from time to time, from the proceeds (cash or otherwise) from any sale, transfer or other disposition of the Pledged Securities (as hereinafter defined), including any repurchase of the Pledged Securities by the Company. Any partial prepayments shall be applied first to accrued and unpaid interest and then to principal.

         Notwithstanding anything to the contrary in this Note, the unpaid principal amount hereof, all accrued and unpaid interest hereunder and all other amounts owing hereunder shall be due and payable in full on the date which is fifteen months after the date of termination of the undersigned's employment with the Company or any of its subsidiaries.

         This Note is issued to evidence a loan made by the Company to the undersigned , and is secured by a pledge of certain Common Shares, without par value, of the Company owned by the undersigned (the "Pledged Securities") pursuant to the Pledge Agreement.

         This Note is secured only by the Pledged Securities. In the event the proceeds from any sale, transfer or other disposition of the Pledged Securities are insufficient to pay the full amount of the principal and interest hereunder, the undersigned shall not be personally liable for the excess of (1) such principal and interest over (2) such proceeds.

         If an Event of Default (as defined in the Pledge Agreement) shall have occurred and be continuing, then, at such time, the unpaid principal amount hereof, all accrued and unpaid interest hereunder and all other amounts owing hereunder shall be and become immediately due and payable without notice to the undersigned.

         The Company shall have all of the rights to a secured creditor under the Ohio Commercial Code with respect to the Pledged Securities pledged as security hereunder.


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         The undersigned promises to pay all costs and expenses, including reasonable attorneys' fees incurred by the Company in collecting or attempting to collect the indebtedness under this Note.

         If any payment of principal of or interest on this Note becomes due and payable on a day other than a business day, such payment shall be made on the next succeeding business day. As used herein, the term "business day" means any day other than a Saturday, Sunday or other day on which banks in the City of Dayton, Ohio are authorized by law to close.

         Except as otherwise provided herein, presentment for payment, demand, notice of dishonor, protest and notice of protest are hereby waived. All notices, declarations and other communications hereunder shall be in writing and hand delivered (including delivery by a courier service) as follows:

         If to the Company:

              Dayton Superior Corporation
              7777 Washington Village Drive
              Suite 130
              Dayton, Ohio  45459
              Attention:   General Counsel

         If to the undersigned, to him at his most recent address as reflected in the Company's records, or to such other address as the Company or the undersigned may deliver to the other party from time to time in writing in like manner, with a copy to:

              Peter Hardin-Levine
              Baker & Hostetler
              3200 National City Center
              1900 E. 9th Street
              Cleveland, OH  44114


                                             /s/ STEPHEN R. MORREY
                                             --------------------------------
                                             Stephen R. Morrey







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